                   -------------------------------------
                           AMENDED AND RESTATED
                            OPERATING AGREEMENT

                                    OF

                        GOPHER STATE ETHANOL, LLC
                   A DELAWARE LIMITED LIABILITY COMPANY
                   -------------------------------------



THE MEMBERSHIP INTERESTS REPRESENTED BY THIS OPERATING AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH OR REFERRED TO HEREIN.


     TABLE OF CONTENTS
ARTICLE I

     FORMATION                                                             2
     Section 1.01  Formation                                               2
     Section 1.02  Purpose of the Company                                  2
     Section 1.03  Office                                                  2
     Section 1.04  Effective Date; Term                                    2
     Section 1.05  Authorization of this Agreement                         2
     Section 1.06  Foreign Company Filings; Other Certificates             2
     Section 1.07  Registered Agent; Registered Office                     3

     Section 1.08  Limited Liability                                       3
     Section 1.09  Recapitalization, Acquisitions, Restructuring and
                   Mergers                                                 3
     Section 1.10  Right to Convert to Corporate Form                      3

ARTICLE II

     DEFINITIONS                                                           3
     Section 2.01  Definitions                                             3

ARTICLE III

     RELATIONSHIP OF THIS AGREEMENT
     TO OTHER PROVISIONS OR AGREEMENTS                                     7
     Section 3.01  Relationship Between Agreement and LLC Act              7
     Section 3.02  Relationship Between Agreement and Certificate of
                   Formation                                               7
     Section 3.03  Relationship Between Agreement and Contribution
                   Agreement                                               8

ARTICLE IV

     CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS                               8
     Section 4.01  Initial Contributions; Capital Accounts                 8
     Section 4.02  Loans from Members                                      8
     Section 4.03  No Right of Company to Require Additional Contributions 8
     Section 4.04  Capital Call                                            8
     Section 4.05  Conditions Precedent                                    9

ARTICLE V

     CLASS A FINANCIAL MEMBERS                                             9
     Section 5.01  Class A Financial Rights                                9
     Section 5.02  Percentage Class A Financial Interests                  9



ARTICLE VI

     CLASS B FINANCIAL MEMBERS                                             10
     Section 6.01  Class B Financial Rights                                10
     Section 6.02  Company's Redemption Right                              10
     Section 6.03  Percentage Class B Financial Interests                  11


                                   i


     Section 6.04  Restrictions Upon Guaranteed Payments and Redemption    11

ARTICLE VII

     CAPITAL ACCOUNTS; CAPITAL STRUCTURE:
     PROFITS, LOSSES AND DISTRIBUTIONS                                     11
     Section 7.01  Capital Accounts                                        11
     Section 7.02  Allocation of Profits and Losses                        12
     Section 7.03  Interest                                                12
     Section 7.04  Tax Distributions                                       13
     Section 7.05  Tax Allocations; Section 704(c) of the Code             13
     Section 7.06  Effect on Capital Account                               13
     Section 7.07  Distributions Upon Termination of the Company           13
     Section 7.08  Distributions in Kind                                   13
     Section 7.09  Distributions Subject to Set-Off by the Company         14
     Section 7.10  Tax Credits                                             14

ARTICLE VIII

     TAX MATTERS                                                           14
     Section 8.01  Tax Characterization and Returns                        14
     Section 8.02  Accounting Decisions                                    14
     Section 8.03  Tax Matters Partner                                     15
     Section 8.04  Accounting                                              15
     Section 8.05  Books of Account                                        15
     Section 8.06  Contents and Location of Required Records; Access to
                   Accounts                                                15

ARTICLE IX

     GOVERNANCE: BOARD OF MANAGERS                                         15
     Section 9.01  General                                                 15
     Section 9.02  Board of Managers                                       16
     Section 9.03  Duties of Managers                                      17

ARTICLE X

     ACTS OF GOVERNING MEMBERS AND MEMBER MEETINGS                         18
     Section 10.01  Percentage Governing Interest                          18
     Section 10.02  Act of the Members                                     18
     Section 10.03  Annual Meeting                                         18
     Section 10.04  Special Meetings                                       19

                                   ii


     Section 10.05  Notice of Meetings                                     19
     Section 10.06  Location and Conduct of the Meetings; Adjournments     19
     Section 10.07  Waiver of Notice                                       19
     Section 10.08  Proxies                                                20
     Section 10.09  Quorum                                                 20
     Section 10.10  Alternative Forms of Action                            20
     Section 10.11  Membership Interest                                    20

ARTICLE XI

     ADMISSION OF ADDITIONAL MEMBERS; SALE,
     TRANSFER, ASSIGNMENT OR OTHER DISPOSITION                             21
     Section 11.01  Admission of New Members                               21
     Section 11.02  Assignment of Membership Interest                      21
     Section 11.03  Limitations on Transfer; Purchase Options              21
     Section 11.04  Rights of Holders of Financial Rights                  23
     Section 11.05  Transfer During Taxable Year                           24
     Section 11.06  Manner of Exercising Option                            24
     Section 11.07  Determination of Purchase Price                        24
     Section 11.08  Terms of Payment                                       24
     Section 11.09  Closing of Purchase                                    25
     Section 11.10  No Resignation                                         25
     Section 11.11  Securities Laws                                        25

ARTICLE XII

     DISSOLUTION, WINDING UP AND TERMINATION                               26
     Section 12.01  Events of Dissolution                                  26
     Section 12.02  Winding Up                                             26
     Section 12.03  Termination                                            28
     Section 12.04  Claims of Member                                       28

ARTICLE XIII

     INDEMNIFICATION                                                       28
     Section 13.01  Indemnification                                        28
     Section 13.02  Advances                                               28
     Section 13.03  Insurance                                              28

ARTICLE XIV

     MISCELLANEOUS                                                         29
     Section 14.01  Confidential Information                               29
     Section 14.02  Entire Agreement; Waiver; Modifications                29
     Section 14.03  Assignment; Successors                                 29
     Section 14.04  Notice                                                 30
     Section 14.05  Counterparts                                           31
     Section 14.06  Interpretation                                         31
     Section 14.07  Severability                                           31
     Section 14.08  Equitable Remedies                                     32
     Section 14.09  Expenses                                               32
     Section 14.10  Arbitration                                            32

                                   i


     Section 14.11  Governing Law                                          33
     Section 14.12  Trademarks and Trade Names                             33
     Section 14.13  Further Assurances                                     33
     Section 14.14  Non-Compete                                            33
     Section 14.15  No Impairment                                          33
     Section 14.16  Survival                                               34
     Section 14.17  Amendment                                              34


                             AMENDED AND RESTATED
                             OPERATING AGREEMENT

                                      OF

                           GOPHER STATE ETHANOL, LLC

              ORGANIZED UNDER THE DELAWARE LIMITED LIABILITY ACT
                   [DELAWARE CODE SECTIONS 18-101, ET SEQ.]

     This Amended and Restated Operating Agreement (the "Agreement") is made as of this 20th day of July, 1999, by and between Minnesota Brewing Limited Partnership, a Minnesota limited partnership (the "Partnership"), Minnesota Brewing Company, a Minnesota corporation (the "Brewery"), Bruce E. Hendry ("Hendry"), and GDN Properties, LLC, a Minnesota limited liability company ("GDN").

                                  RECITALS

     WHEREAS, the Brewery, the Partnership, Mobius Asset Management; LLC ("Mobius") and GSE Equity, LLC ("GSEE") (collectively the "Original Members") entered into a Contribution Agreement dated March 29, 1999 (the "Contribution Agreement") and an Operating Agreement dated March 29, 1999 (the "Operating Agreement") in order to form Gopher State Ethanol, Llc (the "Company") and engage in the business of producing, selling and distributing ethanol and any other business reasonably related to the production of ethanol (the "Business");

     WHEREAS, GSEE and Mobius failed to contribute assets to the Company as required by the Contribution Agreement and the Operating Agreement and therefore do not possess rights as Members of the Company, as evidenced by the Settlement Agreement dated June __, 1999 by and between the Company, GSEE, Mobius and H. Ronald Berg.

     WHEREAS, GDN and Hendry desire to serve as substitutes for GSEE and Mobius upon the terms and conditions contained in this Agreement and the amended and restated contribution agreement dated even herewith (the "Amended and Restated Contribution Agreement");

     WHEREAS, the Partnership, the Brewery, Hendry and GDN wish to set forth their agreement and understanding relating to the operation of the Company;

NOW THEREFORE, it is agreed as follows:

                              ARTICLE IFORMATION

SECTION 1.01  FORMATION

The Members agree to organize and associate themselves as members in a Delaware limited liability company to be known as Gopher State Ethanol, LLC (the "Company") in accordance with the LLC Act, this Agreement, the Contribution Agreement and the Company's Certificate of Formation. The Members hereby authorize, ratify and approve the execution and delivery by Thomas G. Lovett IV, Esq., Lindquist & Vennum, P.L.L.P., of the Certificate of Formation and its filing with the Delaware Secretary of State.

SECTION 1.02  PURPOSE OF THE COMPANY

The Company is formed for the purpose of engaging in its Core Business and any other business its Members choose to pursue. In connection therewith, the Company may enter into and perform all contracts and other undertakings, and engage in all activities and transactions, as the Board or Members may deem necessary or advisable to the carrying out of the foregoing objects and purposes. The Company shall not engage in any business other than its Core Business without the unanimous written consent of the Members.

SECTION 1.03  OFFICE

The principal place of business of the Company shall be located at 882 West Seventh Street, Saint Paul, Minnesota 55102, or at such other place as the Members may from time to time determine. At such principal place of business, the Company shall keep a copy of this Agreement and all other necessary records, including without limitation, all records required to be maintained pursuant to Section 6.06 hereof.

SECTION 1.04  EFFECTIVE DATE; TERM

The Company shall commence on the date of filing of the Company's Certificate of Formation with the Delaware Secretary of State (the "Effective Date") and shall continue perpetually until terminated in accordance with this Agreement.

SECTION 1.05  AUTHORIZATION OF THIS AGREEMENT

This Agreement is made under the Delaware Limited Liability Company Act as set forth in Delaware Code Sections 18-101, ET SEQ. (the "LLC Act").

SECTION 1.06  FOREIGN COMPANY FILINGS; OTHER CERTIFICATES

The officers of the Company shall, from time to time, register the Company as a foreign limited liability company in such jurisdictions as the Board considers necessary or appropriate. The officers of the Company shall, from time to time, file or cause to be filed such certificates of amendment, certificates of cancellation or other certificates as the Board deems reasonably necessary under the LLC Act or under the laws of any jurisdiction in which the Company is doing business to establish and continue the Company as a limited liability company or to protect the limited liability of the Members.

SECTION 1.07  REGISTERED AGENT; REGISTERED OFFICE

The initial registered agent of the Company is The Corporation Trust Company. The address of the initial registered office of the Company is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The registered agent and registered office may be changed from time to time by action of the officers of the Company following approval by the Board in accordance with the LLC Act.

SECTION 1.08  LIMITED LIABILITY

Except as otherwise provided by the LLC Act and under this Agreement, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, member of the Board, committee or officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, or acting as a member of the Board or committee or as an officer of the Company.

SECTION 1.09  RECAPITALIZATION, ACQUISITIONS, RESTRUCTURING AND MERGERS

The Company may participate in or be a party to any recapitalization, acquisition, restructuring or merger or in accordance with and as allowed by the LLC Act.

SECTION 1.10  RIGHT TO CONVERT TO CORPORATE FORM

The Company may be converted into a corporation or other business form which conversion shall be effected by a merger or by such other form of transaction as may be available under applicable law.

                               ARTICLE II DEFINITIONS

SECTION 2.01  DEFINITIONS

For purposes of this Agreement, unless the language or context clearly indicates that a different meaning is intended, the words, terms and phrases defined in this Section have the following meanings:

     (a)  "Act of the Members" shall mean any act described in Section 10.02.

     (b) "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is under common control with or is controlled by that Person. For purposes of this definition, "control" (including the terms "controlled by" and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, except that with respect to any corporation the voting securities of which are traded on any securities exchange or established trading market, the term "control" shall mean the possession, directly or indirectly, of the power to elect a majority of that corporation's board of directors or similar governing body through beneficial ownership of a MAJORITY of the voting securities of such corporation.

     (c) "Agreement" shall mean this Amended and Restated Operating Agreement, as amended or modified from time to time in accordance with
Section 14.02.

     (d) "Bankruptcy" shall mean the application for or consent to the appointment of a receiver, custodian, trustee or liquidator for all or a substantial part of the assets of the applicant or consenting party; admission in writing of its inability to pay its debts generally as they mature; making a general assignment for the benefit of its creditors; adjudication as a bankrupt; submission of a petition or an answer seeking an arrangement with creditors; taking advantage of any insolvency law; submission of an answer admitting the material allegations of a petition in bankruptcy or insolvency proceeding; entry of an order, judgment or decree by any court of competent jurisdiction approving a petition seeking its organization or appointment of a receiver, custodian, trustee or liquidator over it, or for all or a substantial part of any of its assets and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days; or filing a voluntary petition in bankruptcy; or failing to timely controvert an involuntary petition in bankruptcy filed against it.

     (e) "Board of Managers" or "Board" shall mean the Board established pursuant to Article VII in order to manage and control the Company's business.

     (f) "Capital Account" shall mean the account described in Section 7.01 hereof.

     (g) "Class A Financial Members" shall mean Financial Members who own a Percentage Class A Financial Interest."

     (h) "Class B Financial Members" shall mean Financial Members who own a Percentage Class B Financial Interest.

     (i) "Class A Financial Rights" shall mean the rights of a Class A Financial Member to share in Net Income, Net Loss and distributions in the Company as described in Article VII, and the limited right to assign such rights, in accordance with the terms of this Agreement.

     (j) "Class B Financial Rights" shall mean the right of a Class B Financial Member to receive guaranteed payments and to redeem their Percentage Class B Financial Interest as described in Section 6.01, and the limited right to assign such rights, in accordance with the terms of this Agreement.

     (k)  "Closing Date" shall mean the date specified in or contemplated by
Section 1.05 of the Contribution Agreement.

     (l) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor to that Code enacted by the government of the United States.

     (m) "Company" shall mean Gopher State Ethanol, LLC, a Delaware limited liability company, organized under the Delaware Limited Liability Company Act.

     (n) "Contribution Agreement" shall mean the amended and restated contribution agreement among the parties dated July 20, 1999, which is incorporated herein by reference.

     (o) "Core Business" shall mean the Company's business of (i) producing, selling and distributing ethanol; and (ii) any activity whereby similar production processes are undertaken to convert corn or other products into ethanol; and (iv) any other businesses reasonably related to the production of ethanol.

     (p) "Effective Date" shall mean the date specified in Section 1.05 unless the context indicates otherwise.

     (q) "Financial Member" shall mean the owner of a Percentage Class A Financial Interest or a Percentage Class B Financial Interest.

     (r)  "Fiscal Year" shall mean the period specified in Section 8.04.

     (s) "GAAP" shall mean United States generally accepted accounting principles.

     (t) "Governance Rights" shall mean all rights associated with a Membership Interest in the Company other than Financial Rights, including, without limitation, the right to vote, receive notices and attend meetings of Members.

     (u)  "Governing Member" means the owner of a Percentage Governing
Interest.

     (v)  "Initial Contribution" shall mean any contribution described in
Section 4.01 and any amounts contributed to the Company by a new Financial Member in consideration for that new Financial Member's Membership Interest.

     (w) "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, restriction on use or transfer, voting agreement, adverse claim or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or any agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar law.

     (x) "Limited Liability Company Act" or "LLC Act" shall mean the Delaware Limited Liability Company Act as set forth in Delaware Code Sections 18-101, ET SEQ.

     (y) "Manager" shall mean a Person designated as a member of the Board of Managers under Article IX to manage the business of the Company, as well as any Person who serves in an interim capacity under that Article.

     (z) "Member" means a person or entity reflected in the records of the Company as the owner of a Percentage Governing Interest, a Percentage Class A Financial Interest or a Percentage Class B Financial Interest of the Company who has signed this Agreement, and such person's heirs, executors, administrators, personal representatives and successors and any assigns of a Membership Interest. The term "Member" may refer to either a Financial Member or a Governing Member, depending upon the context.

     (aa) "Membership Interest" shall mean, as to any Member, such Member's Governing Rights and/or Financial Rights in the Company.

     (ab) "Net Income" shall mean the net income of the Company determined in accordance with GAAP.

     (ac) "Net Loss" shall mean the net loss of the Company determined in accordance with GAAP.

     (ad) "Outside Manager" shall mean a Manager who is not (i) a current employee or officer of the Company; (ii) a Member; (iii) a current employee or officer of a Member; or (iv) a current employee or officer of an Affiliate of (x) a Member or (y) the Company.

     (ae) "Percentage Class A Financial Interest" shall mean the portion of the Company's Class A Financial Rights owned by a Class A Financial Member expressed as a percentage of the whole. Each such Class A Percentage Financial Interest consists of Class A Financial Rights.

     (af) "Percentage Class B Financial Interest" shall mean the portion of the Company's Class B Financial Rights owned by a Class B Financial Member expressed as a percentage of the whole. Each such Class B Percentage Financial Interest consists of Class B Financial Rights.

     (ag) "Percentage Governing Interest" shall mean the portion of the Company's Governance Rights owned by a Governing Member expressed as a percentage of the whole. Each such Percentage Governing Interest consists of the right to vote as set forth in this Agreement, and the right to assign such rights, in accordance with the terms of this Agreement.

     (ah) "Person" shall include any natural Person, domestic or foreign limited liability company, corporation, partnership, limited partnership, joint venture, association, business trust, estate, trust, enterprise, or any other legal or commercial entity.

     (ai) "Prime Rate" shall mean the prime commercial lending rate of interest as publicly announced from time to time by Stearns Bank National Association as in effect from time to time. The Prime Rate is not necessarily the lowest rate charged by Stearns Bank National Association for commercial loans nor is it implied that it will be the lowest rate. All interest computations shall be based on a 360 day year and the actual number of days involved.

     (aj) "Required Records" shall mean those records specified in Section
8.06.

     (ak) "Section" shall mean sections of this Agreement, unless stated otherwise.

     (al) "Stearns Loan" shall mean the loan agreement and related documents entered into by and between the Company and Stearns Bank National Association on March 29, 1999, as such agreements may be amended from time to time.

     (am) "Subsidiary" shall mean, with respect to any Person, any other Person of which securities or other interests having the power to elect a majority of that other Person's board of directors or similar governing body or otherwise having the power to direct the business and policies of that other Person are held by such Person or one or more of its Subsidiaries, except that with respect to any corporation, the voting securities of which are traded on a securities exchange or established trading market, a Subsidiary shall mean any other Person of which more than fifty percent (50%) of the outstanding voting securities are owned, directly or indirectly, by such Person.

     (an) "Tax Credits" shall mean credits against tax under the Code relating to the Core Business of the

Company.

     (ao) "Transfer" includes an assignment, conveyance, lease, mortgage, security interest, deed, encumbrance, and gift.

     (ap) "Treasury Regulations" shall mean regulations promulgated by the United States Treasury Department under the Code.

     (aq) "Unrecovered Contribution" shall mean the Initial Contribution less any amount paid to a Member by the Company as a reduction of the Member's Initial Contribution.

     ARTICLE III RELATIONSHIP OF THIS AGREEMENTTO OTHER PROVISIONS OR
AGREEMENTS

SECTION 3.01  RELATIONSHIP BETWEEN AGREEMENT AND LLC ACT

Where this Agreement is inconsistent with a provision or rule set forth in the LLC Act ("Rules"), the following construction shall be given:

     (a) if any provision of this Agreement conflicts with the Rules, the provision of this Agreement controls and the Rules are modified or negated accordingly, and

     (b) if it is necessary to construe the Rules as modified or negated in order to effectuate any provision of this Agreement, the Rules are modified or negated accordingly.

SECTION 3.02  RELATIONSHIP BETWEEN AGREEMENT AND CERTIFICATE OF FORMATION

Where this Agreement is inconsistent with a provision of the Company's Certificate of Formation, then to the extent allowed by law, this Agreement shall govern.

SECTION 3.03  RELATIONSHIP BETWEEN AGREEMENT AND CONTRIBUTION AGREEMENT

Where this Agreement is inconsistent with the Contribution Agreement, then to the extent allowed by law, this Agreement shall govern.

                 ARTICLE IV CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

SECTION 4.01  INITIAL CONTRIBUTIONS; CAPITAL ACCOUNTS

On the Closing Date (as that term is defined in the Contribution Agreement), the Members shall each contribute (or cause to be contributed) to the Company the items specified in or contemplated by the Contribution Agreement.

SECTION 4.02  LOANS FROM MEMBERS

Loans from Members to the Company shall not be considered capital contributions. If any Member shall advance funds to the Company, the making of such advances shall not result in any increase in the amount of the Capital Account of such Member nor entitle it to any increase in its shares of distributions from the Company. The amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made and the other Members shall not be personally obligated to repay any part thereof.

SECTION 4.03  NO RIGHT OF COMPANY TO REQUIRE ADDITIONAL CONTRIBUTIONS

Except as provided herein, the Company has no right to require any Member to make additional capital contributions beyond the Initial Contribution. This Section does not release any Member from any obligation or promise of future performance that the Company accepted as a contribution.

SECTION 4.04  CAPITAL CALL

If the Company seeks additional capital, other than in the form of debt, it shall first provide written notice to the Members stating the amount and terms of the additional capital required ("Total Capital Requirement").
After receipt of notice, each Member shall have a 30-day period in which to notify the Company in writing of its intent to contribute additional capital to the Company in an amount not greater than the Member's Percentage Class A Financial Interest multiplied by the Total Capital Requirement set forth in the notice. A Member's failure to provide notice of its intent to contribute additional capital shall waive the Member's right to contribute. At the end of the 30-day period, the Company shall provide a second written notice to the Members setting forth the amount agreed to be contributed by the Members and the additional capital needed, if any (the "Remaining Capital Requirement"). Each Member who agreed to contribute in the first 30-day period shall have 15 days after receipt of the second notice to notify the Company in writing of its intent to contribute additional capital in a sum no greater than the Member's Percentage Class A Financial Interest multiplied by the Remaining Capital Requirement. If after such 15-day period the Total Capital Requirement has not been raised, the Company may seek contributions for the Remaining Capital Requirement without providing anti-dilution protection to the Members, provided however, that the Company has complied with the provisions of Section 11.01. If a Member fails to pay when due all or any portion of any capital contribution, the Board shall request the nondefaulting Members to pay the unpaid amount of the defaulting Member's Capital Contribution (the "Unpaid Contribution"). To the extent that any Unpaid Contribution is contributed by any other Member, the nonpaying Member's Percentage Class A Financial Interest shall be reduced and the Percentage Class A Financial Interest of the Members who made up the Unpaid Contribution shall be increased in the same ratio that each Member's Capital Account increases or decreases as a result of such capital contribution. A similar adjustment shall be made to each Member's Percentage Governing Interest. This remedy is in addition to any other remedies allowed by law or by this Agreement.

SECTION 4.05  CONDITIONS PRECEDENT

The obligations of any Member to make its Initial Contribution shall be subject to and contingent upon the performance of any and all obligations required of the other Members pursuant to this Agreement and the satisfaction of the conditions precedent set forth in Article III of the Contribution Agreement. The termination of the Contribution Agreement pursuant to Article V thereof, shall terminate this Operating Agreement.

                         ARTICLE V CLASS A FINANCIAL MEMBERS

SECTION 5.01  CLASS A FINANCIAL RIGHTS

Class A Financial Members shall be entitled to share in the Net Income and the Net Loss and distributions of the Company as set forth below.

SECTION 5.02  PERCENTAGE CLASS A FINANCIAL INTERESTS

Upon receipt by the Company of the Initial Contribution, the Class A Financial Members shall have the following respective undivided interests in the Class A Financial Rights of the Company, expressed as a percentage of the whole (each, a "Percentage Class A Financial Interest"):


    CLASS A FINANCIAL MEMBER                PERCENTAGE CLASS A FINANCIAL INTEREST
          Partnership                                       48.7%


          Brewery                                           28.5%
          Hendry                                            11.4%
          GDN                                               11.4%

                 Total                                      100%

The Board may grant a Class A Financial Interest or Class A Financial Interests in the Company up to 3.5% of the total Class A Financial Interests to Managers, officers, consultants and such other individuals as the Board shall unanimously agree upon in. In such event, the Percentage Class A Financial Interests set forth above shall be ratably reduced.

                        ARTICLE VI CLASS B FINANCIAL MEMBERS

SECTION 6.01  CLASS B FINANCIAL RIGHTS

Class B Financial Members shall be entitled to the following rights:

     (a) GUARANTEED PAYMENT. Class B Financial Members shall be entitled to receive an annual guaranteed payment equal to 15% of such Member's
Unrecovered Contribution. Such guaranteed payment shall be prior to and in preference to any distribution made to Class A Financial Members or any tax distributions. The Company shall pay the guaranteed payments quarterly on the tenth day following the last day of such quarter based upon the average Unrecovered Contribution of each Class B Financial Member during such quarter.

     (b) REDEMPTION RIGHTS. Upon written demand, Each Class B Financial Member shall have the right to demand that the Company redeem his Percentage Class B Financial Interest and the Company shall thereupon redeem such interest in accordance with the following schedule:

          On or after December 31, 2001      one quarter of the Percentage Class
                                                  B Financial Interest

          On or after December 31, 2002      an additional one quarter of the
                                                  Percentage Class B Financial
                                                  Interest

          On or after December 31, 2003      an additional one quarter of the
                                                  Percentage Class B Financial
                                                  Interest
          On or after December 31, 2004      the remaining quarter of the
                                                  Percentage Class B Financial
                                                  Interest

The redemption price for the Percentage Class B Financial Interest shall be equal to $65,000 per 1% of Percentage Class B Financial Interest redeemed (the "Redemption Price"), plus any accrued but unpaid guaranteed payments. In the event all or a portion of a Member's Percentage Class B Financial Interest is redeemed, a debit shall be made to such Member's Capital Account in the amount of the total Redemption Price paid by the Company.

SECTION 6.02   COMPANY'S REDEMPTION RIGHT

At any time after the execution of this Agreement, the Company shall have the right to redeem all or a portion of the Percentage Class B Financial Interests at the Redemption Price. In the event all or a portion of a Member's Percentage Class B Financial Interest is redeemed, a debit shall be made to such Financial Member's Capital Account in the amount of the total Redemption Price paid by the Company.

SECTION 6.03  PERCENTAGE CLASS B FINANCIAL INTERESTS

Upon receipt by the Company of the Initial Contribution, the Class B Financial Members shall have the following respective undivided interests in the Class B Financial Rights of the Company, expressed as a percentage of the whole (each, a "Percentage Class B Financial Interest"):


     CLASS B FINANCIAL MEMBER           PERCENTAGE CLASS B FINANCIAL INTEREST
               Hendry                             50%
               GDN                                50%

               Total                              100%

SECTION 6.04  RESTRICTIONS UPON GUARANTEED PAYMENTS AND REDEMPTION

Notwithstanding the foregoing, the guaranteed payments described in Section 6.01(a) shall not be paid and the redemption rights described in Section 6.01(c) shall not be exercised if such action would cause the Company to violate the conditions or covenants of the Stearns Loan or any other financing obligation of the Company. In the event the Company is unable to make any required payments pursuant Section 6.01(a) as a result of the conditions or covenants of the Stearns Loan or any other financing obligation of the Company, then the unpaid amounts shall cumulate without interest. The guaranteed payments shall be paid and the redemption rights shall be exercisable as soon as permitted under the Stearns Loan and the Company's other financing obligations.

        ARTICLE VII CAPITAL ACCOUNTS; CAPITAL STRUCTURE: PROFITS, LOSSES AND
                                DISTRIBUTIONS

SECTION 7.01 CAPITAL ACCOUNTS

Separate Capital Accounts shall be maintained by the Company for each Class A Financial Member and Each Class B Financial Member. The Capital Account of each Financial Member shall be credited and debited as the case may be with the amount of Net Income or Net Loss of the Company for each fiscal year as described in Section 7.02 and shall be further debited by the amount of any distributions made by the Company to such Member to the extent such distributions are determined to be made from the income of the Company and not as a return of capital. The payments described in Section 6.01(a) shall be treated as guaranteed payments paid to the Class B Members in consideration of the Company's right to use the capital contributed by such Member's rather than as a distribution from income. As a result, the guaranteed payments shall not result in a debit to the Capital Account of the Member. A Member shall not be entitled to withdraw any part of its Capital Account, or to receive any distribution from the Company by reason of said Capital Accounts, except as specifically provided in this Agreement. Additional capital contributions shall be made by each Member in such amounts and upon such terms as may, from time to time, be unanimously agreed upon by the Members.

SECTION 7.02  ALLOCATION OF PROFITS AND LOSSES

Subject to Section 7.06 hereof, or under Section 704 of the Class A Code, for bookkeeping and all other purposes including Sections 702 and 704 of the Code, in the event the Company recognizes a Net Loss in a given year (after the payment of the Class B Financial Member guaranteed payment), the Net Loss will be allocated to the Financial Members based upon the ratio of each Financial Member's Capital Account to the total of all Class A Financial Member and Class B Financial Member Capital Accounts. If the Company realizes Net Income in a given year (after the payment of the Class B Financial Member guaranteed payment), the Net Income shall be allocated to the Financial Members based upon the ratio of each Financial Member's Capital Account to the total of all Class A Financial Member and Class B Financial Member Capital Accounts until the Net Loss previously allocated the Financial Members has been restored. After all Net Loss has been restored, Net Income, and any tax distributions described in Section 7.05, will be allocated in a manner which will cause each Class A Financial Member's Capital

Account, expressed as a percentage of the total of all Class A Financial Member's Capital Accounts, to equal the Percentage Class A Financial Interests of the applicable Class A Financial Member. Once each Class A Financial Member's Capital Account, expressed as a percent of the total of all Class A Financial Member's Capital Accounts, is equal to the Percentage Class A Financial Interests of the applicable Class A Financial Member, Net Income, and tax distributions described in Section 7.05, will be allocated based upon each Financial Member's Percentage Class A Financial Interest.

SECTION 7.03  INTEREST

No Member shall have the right to receive any interest on its Capital Account.

SECTION 7.04  TAX DISTRIBUTIONS

The Board may, to the extent it, in its sole discretion, determines that the Company has adequate cash balances on hand, distribute cash on a quarterly basis to the Members in an amount up to the Estimated Member Tax Liability for such fiscal quarter, but only to the extent such a distribution is legally permitted pursuant to Section 18-607 of the LLC Act and does not result in a default under the Stearns Loan. For purposes of the foregoing, the term "Estimated Member Tax Liability" shall mean the taxable income of the Company allocable to each Member for the fiscal quarter in question, multiplied by the highest marginal federal and Minnesota state individual income tax rate then in effect. In making a decision, the Board may consider the guaranteed payments made to Class B Financial Members described in
Section 6.01(a).

SECTION 7.05  TAX ALLOCATIONS; SECTION 704(c) OF THE CODE

In accordance with Section 704(c) of the Code, income, gain, loss and deduction with respect to any property contributed to the Company shall, solely for tax purposes, be allocated among the Capital Accounts of the Members so as to take account of any variation between the adjusted basis of such property to the Company for income tax purposes and its book value, in the same manner as such variations are treated under Section 704(c) of the Code. The Company shall use the "Traditional Method" of making these allocations as described in Treasury Regulation Section 1.704-3(b). Any elections or other decisions related to such allocations shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 7.04 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of income, gain, loss or deduction pursuant to any provision of this Agreement.

SECTION 7.06  EFFECT ON CAPITAL ACCOUNT

Except as otherwise explicitly set forth in this Agreement, the allocation of each Member's share of the profit or loss of the Company shall be reflected by an appropriate adjustment to such Member's Capital Account in the Company. Except as provided in this Article 7, no adjustments shall be made to the Member's Capital Account in the Company.

SECTION 7.07  DISTRIBUTIONS UPON TERMINATION OF THE COMPANY

Upon dissolution and winding up of the Company, distributions, if any, shall be made in accordance with Article XIII.

SECTION 7.08  DISTRIBUTIONS IN KIND

Except as provided in Section 7.11, no Member has a right to demand and receive any distribution in any form other than money, which shall be in the form of United States currency for its capital contributions to the Company, in writing, to the distribution in kind.

SECTION 7.09  DISTRIBUTIONS SUBJECT TO SET-OFF BY THE COMPANY

All distributions are subject to set-off by the Company:

     (a) in the case of a Member, for any past-due obligation of the Member to make capital contribution to the Company; and

     (b) in the case of an assignee of Financial Rights, for any past-due obligation owed to the Company by the Member who originally owned the Financial Rights.

SECTION 7.10  TAX CREDITS

As a producer of ethanol, the Company will generate Tax Credits. The Company will attempt to maximize the return of any Tax Credit with respect to the production of ethanol and will distribute these Tax Credits to its Members. The Company shall allocated Tax Credits in the same ratio that Net Income and Net Loss are allocated among the Members pursuant to Section 7.02.

                             ARTICLE VIII TAX MATTERS

SECTION 8.01  TAX CHARACTERIZATION AND RETURNS

While this Agreement remains in effect, the Board will cause to be delivered to each Person who was a Member at any time during such Fiscal Year (i) a Schedule K-1, (ii) the balance sheets of the Company as of the end of each such Fiscal Year, and (iii) statements of income and changes in financial condition of the Company for such Fiscal Year all prepared in accordance with GAAP and accompanied by a report thereon of the Company's accounting firm together with a statement as to each Member's share of the Member's taxable income and those items of income, deduction or credit required to be taken separately into account, in sufficient detail to enable each Member to prepare its federal, state and local tax returns as well as such statements as may be necessary as to permit each Member to comply with its respective filing or disclosure requirements, within ninety (90) days after the end of each Fiscal Year.

SECTION 8.02  ACCOUNTING DECISIONS

     (a)  The Board will make all decisions as to accounting matters, and

     (b) The Board may cause the Company to make whatever elections the Company may make under the Code, including the election referred to in
Section 754 of the Code to adjust the basis of Company assets.

SECTION 8.03  TAX MATTERS PARTNER

The Brewery shall act on behalf of the Company as the "Tax Matters Partner" within the meaning of Section 6231(a)(7) of the Code and analogous provisions of state law.

SECTION 8.04  ACCOUNTING

The fiscal year of the Company shall commence on January 1 of each year (the "Fiscal Year") except the year of inception, and end on December 31 of each year.

SECTION 8.05  BOOKS OF ACCOUNT

True and accurate books of account of the Company shall be kept and maintained at all times at its principal offices unless an alternative location shall be approved in writing by the Members. The books of account of the Company shall be maintained on an accrual basis in accordance with GAAP.

SECTION 8.06  CONTENTS AND LOCATION OF REQUIRED RECORDS; ACCESS TO ACCOUNTS

The Company will maintain at its principal place of business, or at some other location chosen by the Board, the records that Delaware Code Section 18-305 requires the Company to maintain. In addition to the requirements of Delaware Code Section 18-305, the Company shall afford to each of the Members and their respective counsel, accountants and other representatives, access to all properties of the Company, books, records and other documents of the Company and shall furnish to each of the Members such information concerning the Company and copies of such documents as each of the Members in their respective reasonable judgment may request. Each Member shall be entitled, at its own expense, to have an independent certified public accountants designated by it, or its own internal accounting personnel, review all properties, books, records and other documents of the Company as well as all accountant's work papers with respect to any audit of the Company.

                      ARTICLE IX GOVERNANCE: BOARD OF MANAGERS
                               SECTION 9.01  GENERAL

The management and control of the business of the Company shall be vested in the Board of Managers established hereunder, and no Member has the authority to make any contracts, to act or enter into any transactions, or make any commitments on behalf of the Company, whether or not in the ordinary course of the business of the Company, unless specifically authorized by this Agreement or the Board.

SECTION 9.02  BOARD OF MANAGERS

     (a)  NUMBER AND TERM.  The Board of the Company shall consist of three
(3) Managers, or such other number as is established by the Board. The Managers shall be designated in the manner set forth below. Each Manager shall serve until such Manager resigns or is otherwise removed or replaced in accordance with the provisions of this Section 9.02.

     (b) DESIGNATION OF BOARD. The Managers of the Company shall be designated by the Partnership, the Brewery and the Governing Members in the following manner:

          (i) The Partnership shall be entitled to designate one (1) Manager to the Board (the "Partnership Manager"), the Brewery shall be entitled to designate one (1) Manager to the Board (the "Brewery Manager"), and the Governing Members shall be entitled to designate one (1) Manager to the Board by an Act of the Governing Members, as defined in Section 10.02 (the "Member Manager"); and

          (ii) Each Manager shall hold office until his successor is appointed.

     (c) PROCEDURE. The Partnership Manager, the Brewery Manager and the Member Manager shall be those individuals appointed by the Partnership, the Brewery and the Governing Members, respectively, from time to time, by written notice to the other Members. The Partnership, the Brewery and the Governing Members may each designate by notice to the other Members such number of alternate Partnership Managers, Brewery Managers and the Member Managers, respectively, of the Board as they may be entitled to designate. An alternate Partnership Manager, Brewery Manager or the Member Manager may in all respects act on behalf of an absent Partnership Manager, Brewery Manager or the Member Manager as the case may be.

     (d) NOTICE. The Managers calling a special meeting or, in the case of annual Meetings of the Board, the presiding officer of the Company, shall give written notice to each Manager of the Company, including the time, place and purpose of such meeting. Notices shall be given to Managers in the manner provided in Section 14.04 at least seven (7) days before the date of the meeting. A written waiver of notice, signed by the Manager entitled to such notice, whether before or after the time of the meeting stated therein, or presence of a Manager at the meeting without objection to the lack of notice, shall be deemed equivalent to notice. Each notice of meeting shall be accompanied by an agenda with all items to be brought before the meeting. An item which is not on the agenda shall not be voted on unless all Managers present at a meeting agree, in writing, to waive the agenda or agree, in writing, to discuss any item not on the agenda. The Managers shall elect a presiding officer for the purpose of distributing notices as aforesaid.

     (e) QUORUM. At all meetings of the Board, the presence in person of two of the designated Managers shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board, a new meeting shall be called in accordance with provisions of the preceding paragraph (d).

     (f) ACTION OF THE BOARD. The vote of a majority of the Managers present in person shall be required for approval of any action taken at a meeting of the Board at which a quorum is present in person.

     (g) ALTERNATIVE FORMS OF ACTION. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting, if all Managers (or alternates) of the Board or any such committee, as the case may be, consent thereto in writing, by letter, telex, telegram or facsimile. Any one or more Managers may participate in any meeting thereof by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     (h) OTHER COMMITTEES. The Board may establish committees from time to time as it deems necessary.

     (i) VACANCIES. Vacancies in the office of any Manager may be filled at any time by appointment in accordance with Section 9.02(b).

     (j) EXPENSES. The Company shall bear the reasonable travel expenses of the Managers and the officers of the Company incurred in connection with Company business.

     (k) BUSINESS EFFORTS. The Managers are not obligated to devote all of their time or business efforts to the affairs of the Company. The Managers shall devote whatever time, effort and skill as they deem appropriate for the operation of the Company.

SECTION 9.03  DUTIES OF MANAGERS

     (a) Each Manager must discharge his or her duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the Manager reasonably believes to be in the best interests of the Company.

     (b) The Managers may delegate the authority to run the day-to-day affairs of the Company to officers or other individuals as they may from time to time designate.

     (c) A Manager may rely on information received from other Persons if that reliance is reasonable and consistent with the Manager's duties under
Section 9.03(a).

     (d) The Board shall cause to be prepared, within 45 days prior to the first day of each Fiscal Year, a budget for the Company's operations (the "Budget"). The Budget shall cover a one (1) year period and shall include, among other things, anticipated revenues, capital expenditures, operating expenses, and net income for the budget period.

               ARTICLE X ACTS OF GOVERNING MEMBERS AND MEMBER MEETINGS

SECTION 10.01  PERCENTAGE GOVERNING INTEREST

     (a) Upon the execution of this Agreement, the Governing Members shall have the following respective undivided interests in the Governing Rights of the Company, expressed as a percentage of the whole (each, a "Percentage Governing Interest"):


          GOVERNING  MEMBER                   PERCENTAGE GOVERNING INTEREST
          Partnership                                  30.9%
          Brewery                                      18.1%
          Hendry                                       25.5%
          GDN                                          25.5%

                Total                                 100%

To the extent that Percentage Class A Financial Interests have been granted by the Board to Managers, officers or other individuals pursuant to Section 5.02, those individual shall also be entitled to receive Percentage Governing Interests up to 3.5% of the total Percentage Governing Interests. In such event, the Percentage Governing Interests of the Partnership and the Brewery, as set forth above, shall be ratably reduced.

     (b) Upon the redemption of all the outstanding Percentage Class B Financial Interests, the Percentage Governing Interest of each Member shall be equal to such Member's Percentage Class A Financial Interest.

SECTION 10.02  ACT OF THE MEMBERS

Except to the extent that the LLC Act or the Certificate of Formation require otherwise, an Act of the Members consists of either:

     (a) vote of the Governing Members who own a Percentage Governing Interest representing more than fifty percent (50%) of the Governance Rights of the Governing Members present at a properly called meeting of the Members, when a quorum is present, or

     (b)  written action without a meeting, as provided in Section 10.10.

SECTION 10.03  ANNUAL MEETING

The Governing Members will meet at least once every year. The Board will give notice of this annual meeting, complying with Section 10.05.

SECTION 10.04  SPECIAL MEETINGS

     (a) A special meeting of the Governing Members may be called for any purpose or purposes at any time by an Act of the Board, or by any two or more Managers, or by one or more Governing Members owning a Percentage Governing Interest representing at least ten percent (10%) of the Governing Rights of all Governing Members.

     (b) For any special meeting not called by an Act of the Board, those Persons who are demanding the special meeting must give written notice to the Chief Executive Officer or the Chief Financial Officer of the

Company specifying the purposes of the meeting. Within thirty (30) days after either officer receives a demand under this paragraph, the Board must call a special meeting of the Governing Members. If the Board fails to call the special meeting as required by this paragraph, the Person or Persons making the demand may, at the expense of the Company, call the meeting by giving the notice described in Section 10.05.

SECTION 10.05  NOTICE OF MEETINGS

Written notice of each meeting of the Governing Members, stating the date, time, and place and, in the case of a special meeting, the purpose or purposes, must be given to every Governing Member at least seven (7) days and not more than sixty (60) days prior to the meeting. The business transacted at a special meeting of Governing Members is limited to the purposes stated in the notice of the meeting.

SECTION 10.06  LOCATION AND CONDUCT OF THE MEETINGS; ADJOURNMENTS

     (a) Each meeting of the Members will be held at the Company's principal place of business or at some other suitable location as designated by the Board.

     (b) The Board will select a Manager to chair each meeting of the Members.

     (c) Any meeting of the Members may be adjourned from time to time to another date and time and, subject to Section 10.06(a), to another place. If at the time of adjournment the Person chairing the meeting announces the date, time, and place at which the meeting will be reconvened, it is not necessary to give any further notice of the reconvening.

SECTION 10.07  WAIVER OF NOTICE

     (a) A Governing Member may waive notice of the date, time, place, and purpose or purposes of a meeting of Members. A waiver may be made before, at, or after the meeting, in writing, orally, or by attendance.

     (b) Attendance by a Governing Member at a meeting is a waiver of notice of that meeting, unless the Governing Member objects at the beginning of the meeting to the transaction of business because the meeting is not properly called or convened, or objects before a vote on an item of business because the item may not properly be considered at that meeting and does not participate in the consideration of the item at that meeting.

SECTION 10.08  PROXIES

     (a) A Governing Member may cast or authorize the casting of a vote by filing a written appointment of a revocable proxy with the Chief Executive Officer of the Company at or before the meeting at which the appointment is to be effective. The Governing Member may sign or authorize the written appointment by telegram, cablegram, or other means of electronic transmission stating, or submitted with information sufficient to determine, that the Governing Member authorized the transmission. Any copy, facsimile, telecommunication, or other reproduction of the original of either the writing or the transmission may be used in lieu of the original, if it is a complete and legible reproduction of the entire original. Any holder of a proxy must agree to maintain in confidence information acquired in connection with his or her activities as a proxy.

     (b)  A Governing Member may not grant or appoint an irrevocable proxy.

SECTION 10.09  QUORUM

For any meeting of the Members, a quorum consists of the owners of a Percentage Governing Interest representing a majority of the Governing Rights owned by all Governing Members. If a quorum is present when a properly called meeting is convened, the Governing Members present may continue to transact business until adjournment, even though the departure of Governing Members originally present leaves less than the proportion otherwise required for a quorum.

SECTION 10.10  ALTERNATIVE FORMS OF ACTION

Any action required or permitted to be taken at any meeting of the Members, may be taken without a meeting by written action signed by all the Governing Members. The written action is effective when signed by all Governing Members unless a different effective time is provided in the written action. Any one or more Members may participate in any meeting thereof by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

SECTION 10.11  MEMBERSHIP INTEREST

A Membership Interest shall for all purposes be personal property. No Member shall have any interest in specific Company assets or property; including any assets or property contributed to the Company by such Member in connection with the Contribution Agreement.

  ARTICLE XI ADMISSION OF ADDITIONAL MEMBERS; SALE,TRANSFER, ASSIGNMENT OR
                             OTHER DISPOSITION
                 SECTION 11.01  ADMISSION OF NEW MEMBERS

Except as provided to the contrary in this Agreement, new or additional Members may be admitted from time to time only with the consent of the owners of a majority of all Governing Interests. Each such admission of an additional Member shall be evidenced by a supplemental written agreement amending this Agreement, containing the written consent of the additional Member to be bound by the provisions of this Agreement and such other terms and conditions as may be agreed upon by the parties.

SECTION 11.02  ASSIGNMENT OF MEMBERSHIP INTEREST

Except as provided in this Article XI, no assignment of a Member's Membership Interest, or any part thereof, shall be effective unless the consent required by this Article XI is obtained or, in the case of Financial Rights, the assignment is made in accordance with Section 11.03(b). If any purported assignment or attempted assignment of a Membership Interest is ineffective for failure to obtain such consent, then except as provided in Section 11.03(d) hereof (i) the purported assignment is ineffective in its entirety; and (ii) any assignment of Financial Rights that accompanied the purported or attempted assignment is void.

SECTION 11.03  LIMITATIONS ON TRANSFER; PURCHASE OPTIONS

Except as otherwise provided herein, no Member shall encumber, sell, transfer, assign, give or otherwise dispose of his or its Membership Interest or a part thereof to any Person, whether voluntarily, by operation of law or otherwise (a "Transfer"), without the prior written consent of all of the
Members and any attempt to do so shall be void.   Any Transfer of a
Membership Interest under this Article XI shall not be effective until the transferee has been admitted as a Member of the Company which shall be when the transferee has executed a counterpart to this Agreement. No Transfer of a Membership Interest in violation of this Article XI shall be valid or effective, and neither the Company nor the Members shall recognize the same for the purpose of making allocations or distributions. Neither the Company nor the Members shall incur any liability as a result of refusing to make any such allocations or distributions with respect to a Transfer in violation of this Article XI.

     (a) TAG ALONG RIGHTS. Except for (i) the purchase of any Membership Interest by the Company or the other Members pursuant to Section 11.03(c) or 11.03(d) below, or (ii) a Permitted Transfer described in Section 11.03(b) below, if any Member ("Selling Member") proposes to transfer in a bona fide arm's-length transaction or a series of transactions to any third party or parties ("Buyer"), all or any portion of its Membership Interest, such Member shall so notify the other Members in writing (the "Tag Along Notice"), describing in such notification the material terms of the proposed transfer. Each Member shall have the option (the "Tag Along Option"), exercisable by giving written notice to the Selling Member within thirty (30) days after the Member's receipt of the Tag Along Notice, to participate in such transaction by selling all or a portion of such Member's Membership Interest (the "Tag Along Interests") to the Buyer on the same terms and conditions as the Selling Member. If a Tag Along Option is exercised by one or more Members, the Selling Member shall not proceed with such transaction unless each of the Members who have exercised Tag Along Options is given the right to sell his or its Tag Along Interests pro rata in proportion to the Membership Interests proposed to be sold by the Selling Member and all Members exercising the Tag Along Option.

     (b) PERMITTED TRANSFERS . The following shall be "Permitted Transfers" for the purposes of this Agreement and may be made without compliance with the provisions of Section 11.03(a) above:

         (i) A Member that is not an individual may transfer its Membership Interest to any Affiliate, including without limitation its shareholders, members, partners or beneficiaries; and

         (ii) A Member that is an individual may transfer its Membership Interest to such Member's spouse or lineal descendants outright or in trust.

Any transfer made pursuant to this Section 11.03(b) may only be made if (i) the transferring Member gives ten (10) days prior written notice of such transfer to the Company and the other Members, and (ii) the transferee shall agree in writing to comply with all provisions of this Agreement and the Membership Interests so transferred shall be subject to the provisions of this Agreement.

     (c) RIGHTS OF FIRST REFUSAL. Except for (i) a sale pursuant to the exercise of Tag Along Rights, or (ii) a Permitted Transfer, a Member shall not sell, exchange, pledge, hypothecate or otherwise transfer any interest in any Membership Interest, including, without limitation, transfer by gift, (collectively "transfer"), unless the Member (the "Proposing Member") offers to sell the Membership Interest first to the other Members and second to the Company as provided in this Section 11.03(c). Any such offer (the "Offer Notice") shall (i) be made in writing to the other Members and the Company, and (ii) specify the portion of the Membership Interest which the Proposing Member desires to transfer (the "Offered Interest") and the terms and conditions under which the Proposing Member is willing to sell such Offered Interest. If any Member (other than the Proposing Member) desires to purchase the Offered Interest, such Member shall have the right for a period of sixty (60) days after receipt of the Offer Notice (the "Member Exclusivity Period") to purchase such Offered Interest from the Proposing Member on the terms and conditions specified in the Offer Notice; provided the transferee consents to be bound by the terms of this Agreement. If more than one Member elects to purchase the Offered Interest, the Members desiring to purchase the Offered Interest shall purchase their proportionate share of the Offered Interest or as otherwise mutually agreed by the Members desiring to purchase the Offered Interest. The proportionate share of each Member desiring to purchase the Offered Interest shall be a fraction, the numerator of which is the Percentage Interest owned by such Member and the denominator of which is the aggregate Percentage Interest owned by all Members desiring to purchase such Offered Interest. If the Member Exclusivity Period expires without any exercise by the Members with respect to the Offered Interest, the Company shall have the exclusive right to purchase the Offered Interest which is the subject of the Offer Notice during the thirty (30) days (the "Company Exclusivity Period") immediately following the expiration of the Member Exclusivity Period. If the Offered Interest is not sold to other Members or the Company pursuant to their rights of first refusal under this Section 11.03(c), then the Proposing Member may proceed to sell the Offered Interest within sixty (60) days after the expiration of the Company Exclusivity Period on terms and conditions no more favorable to the purchaser than as set forth in the Offer Notice. If such sixty (60) day period expires or the Proposing Member desires to sell on terms more favorable to the purchaser than as set forth in the Offer Notice, then the Proposing Member shall comply with the terms of this Section 11.03 before making any transfer of his or its Membership Interest.

     (d) INVOLUNTARY TRANSFERS. Upon any involuntary transfer of all or any part of the Membership Interest of a Member (the "Transferred Interest") pursuant to a levy of execution, foreclosure of pledge, garnishment, attachment, divorce decree, bankruptcy or other legal process (other than a Permitted Transfer), the transferee or transferees of the Transferred Interest or any successor in title to the Transferred Interest shall, within thirty (30) days after such transfer, offer such Transferred Interest at the Fair Market Value (as determined in accordance with Section 11.07 below) thereof at the end of the month immediately preceding such transfer for sale first to the other Members and second to the Company under this
Section 11.03. Such offer shall be made in writing to the Company and the other Members (the "Transfer Notice") and shall disclose the terms and conditions of the acquisition of the Transferred Interest by the transferee or transferees of, or the successor in title to, the Transferred Interest. Upon receipt of the Transfer Notice, the Company shall have the Fair Market Value of the Transferred Interest determined in accordance with Section 11.07 and shall promptly notify the Members and the person giving the Transfer Notice of the Fair Market Value of such Transferred Interest (the "Appraisal Notice"). The Members (other than the Members whose Membership Interest was subject to the transfer by legal process) shall have the right to purchase some or all of the Transferred Interest at such Fair Market Value by giving written notice to such transferee or transferees within thirty (30) days after receipt of the Appraisal Notice. If more than one Member elects to purchase the Transferred Interest, the electing Members shall each purchase their proportionate share (as provided in Section 11.03(c)) of the Transferred Interest) or otherwise as such electing Members mutually agree. If the other Members do not purchase all of the Transferred Interest, the Company shall have the right to purchase all or some of the Transferred Interest at such Fair Market Value by giving written notice to such transferee or transferees or successor in title within forty-five (45) days after the Company's receipt of the Transfer Notice. In the event a transferee fails to provide Transfer Notice to the Members and the Company, a Member or the Company receiving notice of a transfer of a Membership Interest by legal process or otherwise may give written notice to the Members and the Company of the facts and circumstances of such transfer as known by such person, including the name and address of any such transferee, transferees or successor in title and such notice shall be considered the Transfer Notice for the purposes of this Section 11.03(d).

SECTION 11.04  RIGHTS OF HOLDERS OF FINANCIAL RIGHTS

No holder of Financial Rights shall have the right to become a substitute or additional Member except upon admission to the Company as a Member pursuant to the provisions of Section 11.01. An assignment of Financial Rights shall only transfer to the assignee thereof the assignor's right to the profits, losses, distributions and capital of the Company with respect to the related Membership Interest and shall not transfer to such assignee any interest in a Member's governance rights or any other rights hereunder.

SECTION 11.05  TRANSFER DURING TAXABLE YEAR

In the case of the transfer of a Member's Membership Interest (or portion thereof or interests therein) at any time other than the end of a Fiscal Year, all of the various items of the Company's income, gain, loss, deduction, credit or allowance, (other than from sale of real property) shall be pro rated. The effective date of a transfer shall be (a) in the case of voluntary transfer, the effective date stated in the assignment or such other date as is mutually agreed between transferor and transferee or (b) in the case of an involuntary transfer, the date of the operative event, but, unless the transferor, transferee and the Company otherwise agree, such effective date shall not affect any distribution made by the Company to the transferor or contributions made by the transferor to the Company prior to the date of notice to the Company of such transfer.

SECTION 11.06  MANNER OF EXERCISING OPTION

The exercise of any option pursuant to this Agreement, or the giving or denial of any consent required by Article XI, shall be by written notice to the Company and each Member.

SECTION 11.07  DETERMINATION OF PURCHASE PRICE

     (a) In the case of an involuntary transfer under Section 11.03(d), the purchase price shall be the lesser of the amount stated in the Transfer Notice or the amount determined under Section 11.07(c), below.

     (b) The term "Fair Market Value" as used in this Article XI, shall be the value of the Membership Interest determined, without regard to discounts for lack of marketability of the Membership Interest or the minority position of the Member or its transferees, within a sixty (60) day period following the completion of an audit of the Company's financial statements and records. The determination of Fair Market Value shall be made by a firm of independent certified public accountants or qualified appraisers (the "Independent Appraiser") that is mutually acceptable to the parties. In the event that the parties are unable to agree on the choice of an Independent Appraiser, each party will nominate an Independent Appraiser who will together select a qualified Independent Appraiser to perform the valuation. The expense of determining the Fair Market Value of a Membership Interest shall be borne by the Company.

     (c) Notwithstanding anything in this Agreement to the contrary, all of the Members may, at any time and from time to time, determine the Fair Market Value or the purchase price of each Member's Membership Interest as used in this Article XI by executing and filing with the Company an instrument wherein such determination is set forth, whereupon, for the period of time stated in that instrument, the Fair Market Value or the purchase price so agreed upon shall be the Fair Market Value or the purchase price for purposes of Section 11.07.

SECTION 11.08  TERMS OF PAYMENT

     (a) Unless the Membership Interest is being purchased at the same price and on the same terms and conditions as a proposed involuntary transfer under
Section 11.03(d), the entire amount of the purchase price shall be paid in cash on the date of purchase.

     (b) Except as otherwise provided in Section 11.03(c), the purchasing Member or Members shall deduct from the purchase price any amounts owed by the selling Member to the Company and shall pay such withheld amounts to the Company in satisfaction of the selling Member's debts to the Company. If the amount owed by such selling Member to the Company is in excess of that due to such selling Member, the selling Member agrees and promises to pay such excess to the Company on the date of purchase.

SECTION 11.09  CLOSING OF PURCHASE

     (a) Except as otherwise provided in Section 11.09(b), the purchase and sale of any Membership Interest, or portion thereof or interest therein, shall be consummated within forty-five (45) days after the later of the date the price is determined or the relevant option was exercised at such particular time and place as the purchasing party and selling party may agree, or, if they cannot agree, at the principal offices of the Company at 10:00 a.m. local time on the forty-fifth day (or next succeeding business day if the forty-fifth day is not a business day). At such closing, the selling party shall execute and deliver such instruments of conveyance as would reasonably be required to vest good and clear record and marketable title to the Membership Interest, or portion thereof or interest therein, in the purchasing party and the purchasing party shall pay the purchase price therefor in cash or as otherwise permitted pursuant to the last paragraph of
Section 11.08.

     (b) The Company shall fix a date for the consummation of repurchase by the Company of the Membership Interest (the "Repurchase Date"); provided, however, that a minimum of ten percent (10%) of the purchase price is paid to the Member in accordance with Section 11.09(a). The unpaid portion of the purchase price, if any, will accrue interest at the Prime Rate from the date the purchase price is determined until paid. The closing shall be at such particular time and place as the Company and the Member or its transferees may agree, or, if they cannot agree, at the principal offices of the Company at 10:00 a.m. local time on the Repurchase Date. At such closing, the Member or its transferees shall execute and deliver such instruments of conveyance as would reasonably be required to vest good and clear record and marketable title to the Membership Interest, or portion thereof or interest therein, in the Company and the Company shall pay the purchase price therefor in cash or as otherwise permitted pursuant to the last paragraph of Section 11.08.

SECTION 11.10  NO RESIGNATION

Except as otherwise provided in this Agreement, no Member shall resign or withdraw from the Company prior to the dissolution and winding up of the Company. A Member shall cease to be a Member at the time such Member ceases to own any Membership Interest.

SECTION 11.11  SECURITIES LAWS

     (a) Each Member understands and hereby represents and warrants that (i) the issuance of the Membership Interests has not been and may not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon Section 4(2) of the Securities Act or under any state securities or blue sky laws, and (ii) as a result, each Member must hold its Membership Interest indefinitely, unless such Membership Interest is transferred in a transaction registered under the Securities Act or such laws, or an opinion from counsel is rendered that an exemption from registration is available with respect to the transfer of such Membership Interest.

     (b) Each Member hereby represents and warrants that it is acquiring its Membership Interest pursuant to this Agreement for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Each Member is a sophisticated investor for purposes of the Securities Act and has such knowledge and experience in financial and business matters that is capable of evaluating the merits and risks of the Membership Interest being acquired pursuant to this Agreement.

                ARTICLE XII DISSOLUTION, WINDING UP AND TERMINATION

SECTION 12.01  EVENTS OF DISSOLUTION

The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

     (a)  Any order of court of competent jurisdiction requiring dissolution;

     (b) The consent of Members holding 66% of the Percentage Class A Financial Interests;

     (c) A merger or exchange in which the Company is not the surviving or acquiring company.

SECTION 12.02  WINDING UP

In the event that the Company is dissolved:

     (a) No further business shall be done in the Company's name except the completion of incomplete transactions and the taking of such action as may be necessary to wind up the affairs of the Company.

     (b) The affairs of the Company shall be wound up in accordance with the following provisions:

          (i) A full and general accounting of the Company's financial affairs shall be prepared.

          (ii) The Company shall attempt to collect all of its accounts receivable.

          (iii) The Company shall pay or provide for all debts and liabilities to creditors of the Company, including debts from advances by Members in order of priority as provided by law.

          (iv) If a Member shall have any obligation to the Company as of the effective date of the dissolution, such obligation shall promptly be paid to the Company. In lieu of such payment, the Company shall be entitled to offset any such obligation against any payment or distribution to be made to such Member hereunder.

          (v) If the Members deem it reasonably necessary, a reserve shall be set up for any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company's business. Such reserve shall be paid over to an escrow agent selected by the Members for such period of time as the Members shall reasonably determine, to be held for the purpose of disbursing such reserve in payment of any such contingencies. At the expiration of such period the balance of such funds shall be distributed in the manner provided in Section 12.02.

A reasonable time as determined by the Members, not to exceed twelve (12) months, shall be allowed for the orderly winding up of affairs of the Company, including the liquidation or distribution of its assets and the discharge of its liabilities to creditors, so as to enable the Company to minimize any losses attendant upon such liquidation. Each Member shall be furnished with a statement setting forth the assets and liabilities of the Company as of the date of dissolution and the manner in which the assets of the Company are to be distributed.

     (c)  The assets of the Company shall be applied in the following order:

          (i) to the payment of the debts and liabilities of the Company owing to creditors of the Company in the order of priority as provided by law;

          (ii) to the payment of the debts and liabilities of the Company owing to the Members other than with respect to their Capital Accounts, including amounts owing to Class B Financial Members pursuant to Section 6.01(a);

          (iii) to the payment of the amounts shown in the Capital Accounts of the Class A Financial Members.

The surplus, if any, of the assets remaining shall be divided among the Members in the same proportion as that used in determining their share in the Net profit and Net Loss of the Company pursuant to Article VII. Any gains or losses on disposition of the Company's properties in the process of liquidation shall be credited or charged to the Members in the same proportion as that used in determining their share in the net profits and net losses of the Company pursuant to Article VII.

     (d) In winding up the affairs of the Company, the Members may either sell the Company's assets and distribute the net proceeds therefrom, after the payment of the Company's liabilities, or distribute the Company's assets to the Members in kind.

SECTION 12.03  TERMINATION

The Company shall terminate when all of the assets of the Company, after payment, or due provision for all debts, liabilities and obligations, of the Company shall have been distributed to the Members in the manner provided for in this Article XII and the Certificate of Formation shall have been canceled in the manner required under the LLC Act.

SECTION 12.04  CLAIMS OF MEMBER

The Members and former Members shall look solely to the Company's assets for the return of their respective Capital Accounts, and if the assets of the Company remaining after payment of all debts, liabilities and obligations of the Company are insufficient to return such Capital Accounts, the Members and former Members shall have no recourse against the Company or any other Member.


                           ARTICLE XIII INDEMNIFICATION

SECTION 13.01  INDEMNIFICATION

     The Company will indemnify its Managers, Members, officers and other parties to the fullest extent permitted under Section 18-108 of the LLC Act.

SECTION 13.02  ADVANCES

If a Person is made or threatened to be made a party to a proceeding, the Person is entitled, upon written request to the Company, to payment or reimbursement by the Company of reasonable and verifiable expenses, including attorney's fees and disbursements, incurred by the Person in advance of the final disposition of the proceeding, upon receipt by the Company of a written affirmation by the Person of a good faith belief that indemnification is proper under Section 12.01 and Section 18-108 of the LLC Act and a written undertaking by the Person to repay all amounts so paid or reimbursed by the Company, if it is ultimately determined that indemnification was not proper.

SECTION 13.03  INSURANCE

The Company may purchase and maintain insurance on behalf of a Person in that Person's official capacity against any liability asserted against and incurred by the Person in or arising from that capacity, whether or not the Company would have been required to indemnify the Person against the liability under the provisions of this Article.

                             ARTICLE XIV MISCELLANEOUS

SECTION 14.01  CONFIDENTIAL INFORMATION

At all times during the Term of this Agreement and for a period of two (2) years thereafter, each Member shall keep strictly confidential and not disclose, use, divulge, publish or otherwise reveal, directly or through another Person, any matters or affairs or the business of the Company or any other Member including, but not limited to, documents and/or information regarding customers, costs, profits, markets, sales, products, product development, key personnel, pricing policies, operational methods, technology, know-how, technical processes, formulae, or plans for future development of or concerning the Company or any other Member or their respective Affiliates (collectively "Confidential Information") except as may be necessary for the Managers, employees or agents to perform their respective obligations under this Agreement or in connection with filings with governmental agencies or courts or otherwise required under applicable law. To the extent that such Confidential Information is revealed, each party shall use its best efforts to have the Persons receiving such information retain it in confidence. Upon termination of this Agreement, each Member shall return to the other all memoranda, notes, records, reports and other documents (including all copies thereof) relating to such Confidential Information which such Member may then possess or have under its control.

SECTION 14.02  ENTIRE AGREEMENT; WAIVER; MODIFICATIONS

This Agreement, as may be supplemented by the Contribution Agreement, constitutes the complete statement of all of the arrangements among the parties as of the date hereof with respect to the transactions contemplated hereby and all other prior or contemporaneous agreements of the parties with respect to such subject matter, including the Operating Agreement entered into on March 29, 1999, are hereby superseded by this Agreement. No modification, discharge or waiver in whole or in part, of any of the provisions hereof shall be valid unless in writing and signed by the party against whom the same is sought to be enforced. The failure or omission of either party hereto to insist, in any instance, upon strict performance by the other party of any term or provision of this Agreement or to exercise any of its rights hereunder shall not be deemed to be a modification of any term or provision hereof or a waiver or relinquishment of the future performance of any such term or provision by such party nor shall such failure or omission constitute a waiver of the right of such party to insist upon future performance by the other party of any such term or provision or any other term or provision of this Agreement.

SECTION 14.03  ASSIGNMENT; SUCCESSORS

This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and any Person that acquires a Membership Interest as permitted by the terms hereof. Otherwise, a Membership Interest is not assignable.

SECTION 14.04  NOTICE

All notices and other communications hereunder shall be in writing and shall be given, transmitted and delivered by facsimile, telex, or telegram, and a copy thereof shall be mailed (by Certified Mail (Airmail) if to a destination in a foreign country from the point of mailing), postage prepaid, return receipt requested, to the parties at the following addresses (or such other address as shall be specified by such party by like notice), and such notice shall be deemed given on the date on which so delivered by messenger, or on the next business day following the date on which so transmitted by facsimile, telex, or telegram from the date of transmission.

     If to the Brewery:

          Minnesota Brewing Company
          882 West Seventh Street
          St. Paul, Minnesota  55102

          Attention: John J. Lee

          Telephone: (651) 290-8232
          Facsimile:  (651) 290-8211

     With a copy to:

          Lindquist & Vennum P.L.L.P.
          4200 IDS Center
          80 South Eighth Street
          Minneapolis, Minnesota 55402

          Attention: Thomas G. Lovett, Esq.
          Telephone: (612) 371-3211
          Facsimile:  (612) 371-3207

     If to the Partnership or Hendry:

          Minnesota Brewing Limited Partnership
          c/o Dougherty Summit Securities, L.L.C.
          90 South Seventh Street, Suite 4400
          Minneapolis, Minnesota 55402

          Attention:  Bruce E. Hendry

          Telephone: (612) 376-4000
          Facsimile:  (612) 376-7092

     With a copy to:

          Maun & Simon PLC
          801 Nicollet Mall
          Minneapolis, Minnesota 55402-2534

          Attention: Albert A. Woodward

          Telephone: (612) 904-7408
          Facsimile:  (612) 904-7424


SECTION 14.05  COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same instrument.

SECTION 14.06  INTERPRETATION

Titles of Articles and Sections are for convenience only and shall be given no effect in the construction or interpretation of this Agreement. Unless the context otherwise requires the singular includes the plural, and the plural includes the singular.

SECTION 14.07  SEVERABILITY

In the event that any provision of this Agreement is declared by a court of competent jurisdiction to be void or unenforceable, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect to the extent feasible in the absence of the void and unenforceable provision. The parties furthermore agree to execute and deliver such amendatory contractual provisions to accomplish lawfully as nearly as possible the goals and purposes of the provision so held to be void or unenforceable.

SECTION 14.08  EQUITABLE REMEDIES

The rights and remedies of the Members under this Agreement shall not be mutually exclusive i.e., the exercise of one or more of the rights under this Agreement shall not preclude the exercise of rights under any other provision. Each Member acknowledges that no adequate remedy of law would be available for a breach of this Agreement, and that a breach of this Agreement by one would irreparably injure the other and accordingly agrees that in the event of a breach of any provision, the respective rights and obligations of the parties hereunder shall be enforceable by specific performance, injunction or other equitable remedy (without bond or security being required), and each Member waives the defense in any action and/or proceeding brought to enforce this Agreement that there exists an adequate remedy or that the other Member is not irreparably injured. Nothing herein contained, however, is intended to, nor shall it, limit or affect any rights at law or by statute or otherwise of any Member as against the other for a breach of any provision, it being the intention of this Section 14.08 to make clear the agreement of the Members that the respective rights and obligations of the Members shall be enforceable in equity as well as at law or otherwise.

SECTION 14.09  EXPENSES

The Company shall reimburse all parties for their out-of-pocket expenses, including but not limited to fees and expenses of attorneys and accountants incurred in connection with the negotiation and execution of this Agreement.

SECTION 14.10  ARBITRATION

Without prejudice to the rights of the parties to seek and obtain provisional or ancillary remedies (such as injunctive relief, attachment or the appointment of a receiver) in any appropriate court of law having jurisdiction over the matter and the parties, persons or entities involved, all claims, disputes or disagreements arising under or in connection with this Agreement shall at the request of any party be finally resolved in non-binding arbitration in accordance with the current procedural rules of the American Arbitration Association ("AAA"), to the extent that the Arbitration Rules do not conflict with this Section 14.10, and in accordance with the following:

     (a) The arbitration shall be held before arbitrators knowledgeable in the general subject matter of the dispute, controversy or claim, one arbitrator will be selected by each party to the controversy and one (or two if necessary to produce an odd number of arbitrators) arbitrator(s) will be selected by the arbitrators already selected. Notwithstanding the foregoing, the parties may agree upon the appointment of a single arbitrator to resolve any dispute, controversy or claim arising out of or in connection with this Agreement;

     (a) The arbitrators shall apply the law (including the procedural law) specified in Section 14.11 of this Agreement;

     (a) The arbitration shall be held in Minneapolis, Minnesota, USA or at any such other location agreed upon by the parties;

     (a) Any award, order or judgment made pursuant to arbitration shall be deemed final and may be entered by any court having jurisdiction over the enforcement of the award, order or judgment. Each of the parties agrees to submit to the jurisdiction of any court for purposes of the enforcement of the award, order or judgment; and

     (a) The arbitrators shall award all legal fees and costs (including administrative expenses and arbitrators' fees and legal fees incurred in connection with the arbitration) to the party prevailing in the proceeding and such party shall also be entitled to receive all legal fees and costs in connection with the enforcement of the award, order or judgment of the arbitrator including the costs and expenses of appeals.

SECTION 14.11  GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware without regard to its conflict of law principles.

SECTION 14.12  TRADEMARKS AND TRADE NAMES

The name of the Company and any trademarks or trade names used in connection with the Core Business shall be the property of the Company.

SECTION 14.13  FURTHER ASSURANCES

Each Member shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement and the Contribution Agreement.

SECTION 14.14  NON-COMPETE

No Member shall, without the written consent of the Company and all the other Members, directly or indirectly own, manage, operate, control, lend money to, endorse the obligations of, be a creditor of, or participate or be connected as an officer, Manager, 20% or more stockholder of a publicly-held company, security holder of a closely-held company, employee, member, partner, consultant or otherwise with any enterprise or individual engaged in the business of developing, processing, manufacturing or marketing products or services that have been, are being or are planned to be developed or provided by the Company in connection with its Core Business and will not in any manner, either directly or indirectly, take any action which is designed, intended or might reasonably be anticipated to compete with the Company in such business. The obligations imposed by this Section 14.14 shall terminate when such Member ceases to retain a Membership Interest in the Company.

SECTION 14.15  NO IMPAIRMENT

Nothing in this Agreement is intended to impair or lessen the fiduciary duties of the Members to each other as they may exist at law or in equity.

SECTION 14.16  SURVIVAL

In the event that a Member ceases to be a Member in the Company, the terms and provisions of this Agreement shall apply for a period of ten (10) years unless, by the express provisions of this Agreement, an obligation or covenant of a Member is intended to terminate on an earlier date.

SECTION 14.17  AMENDMENT

Any amendment to this Agreement shall be adopted and be effective as an amendment hereto if approved by the unanimous vote of the Members.

     IN WITNESS WHEREOF, the parties hereto intending to be legally bound, have caused this Agreement to be duly executed as of the day and year first above written.

                              MINNESOTA BREWING COMPANY


                              By:
                                 ----------------------------
                                Its:
                                    -------------------------
                                Printed Name:
                                             ----------------

                              MINNESOTA BREWING LIMITED PARTNERSHIP

                              By: MINNESOTA BREWING MANAGEMENT COMPANY, its General Partner

                              By:
                                  ----------------------------
                              Bruce E. Hendry, Chief Executive Officer


                              BRUCE E. HENDRY


                              ------------------------------------
                              Bruce E. Hendry

                              GDN PROPERTIES, LLC


                              By:
                                 ----------------------------
                                Its:
                                    -------------------------
                                Printed Name:
                                             ----------------